EXHBIT 4.5

Warrant to Purchase
**1,081,081**
____________________
Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 P.M. Eastern Standard Time on the last day of the Termination Date, as defined in the Warrant

COMMON STOCK PURCHASE WARRANT
OF
ELEMENT 21 GOLF COMPANY

This is to certify that, FOR VALUE RECEIVED, ________________, or his assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Element 21 Golf Company, a Delaware corporation (the “Company”), at an exercise price per share equal to $0.17 subject to adjustment as provided in this Warrant (such price as adjusted from time to time in accordance herewith, the “Exercise Price”), One Million Eighty One Thousand and Eighty One (1,081,081) shares of common stock, par value $0.01 per share (“Common Stock”), of the Company. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares”.

1. DEFINED TERMS. Capitalized terms not otherwise defined in this Warrant shall have meaning ascribed to such term in that certain Subscription Agreement dated as of the date hereof between the Company and the Holder.

2. EXERCISE OF WARRANT.

(a) This Warrant may be exercised in whole or in part at any time or from time to time from and after the Initial Exercise Date and prior to the Termination Date. by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. As used herein, the term “Initial Exercise Date” shall mean the date upon which the Company consummates a financing transaction wherein the Company issues equity securities in exchange for gross proceeds received by the Company of at least $5,000,000 and the term “Termination Date” shall mean the [one/two/three] year anniversary of the Initial Exercise Date.

3. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 8 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

4. RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

5. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

(a) In case the Company shall (1) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (2) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Section 5(a) shall occur.

(b) In case the Company shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Section 7(a) of this Warrant or subscription rights or warrants), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. For purposes of the foregoing, “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If shares of Common Stock are traded on an exchange or are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market (“Nasdaq”), then the average of the closing or last sale price, respectively, reported for the five trading days immediately preceding the Determination Date.

(ii) If shares of Common Stock are not traded on an exchange or on Nasdaq but are traded in the over-the-counter market or other similar organization (including the OTC Bulletin Board), then the average of the closing bid and ask prices reported for the five trading days immediately preceding the Determination Date.

(iii) If shares of Common Stock are not traded as provided above, then the price determined in good faith by the Board of Directors of the Company.

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's certificate of incorporation, then all amounts to be payable per share to holders of the Company’s Common Stock pursuant to the Company’s certificate of incorporation in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of shares of the Company’s Common Stock in liquidation under the certificate of incorporation, assuming for the purposes of this clause (iv) that all shares of Common Stock issuable upon exercise of any then outstanding options, warrants or securities convertible into shares of Common Stock are outstanding at the Determination Date.

(c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Section 5(a) or 5(b) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof prior to giving effect to any adjustment by the Exercise Price in effect on the date thereof prior to giving effect to any adjustment and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to Section 5(a) or 5(b) would result in an exercise price of less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share.

(d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least two cents ($0.02) in such price; provided, however, that any adjustments which by reason of this Section 5(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 5(d) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 5(d), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Section 5 (d) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

(e) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(f) In the event that at any time, as a result of an adjustment made pursuant to Section 5 of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 5(a) to 5(e), inclusive, of this Warrant.

(g) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

6. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 5 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant.

7. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in clauses (i) and (ii), as the case may be, of this Section 7 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

8. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

(1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

(2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Dated as of February __, 2006
ELEMENT 21 GOLF COMPANY

By:
Name:
Title:

PURCHASE FORM

Dated: __________ , 20__

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing  shares of Common Stock and hereby makes payment of $  in payment of the actual exercise price thereof.

_________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
(Please typewrite or print in block letters)

Signature

Social Security or Employer Identification No.

ASSIGNMENT FORM

FOR VALUE RECEIVED,
hereby sells, assigns and transfer unto
Name
(Please typewrite or print in block letters)

Address

Social Security or Employer Identification No.

The right to purchase Common Stock represented by this Warrant to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____ attorney to transfer the same on the books of the Company with full power of substitution.

Dated: ___, 20___

Signature _____________________